UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-A

                              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                               ALARIS Medical, Inc.
                         (Exact name of registrant as specified in its charter)

                  Delaware                                          13-3492624
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

10221 Wateridge Circle, San Diego, CA                                     92121
(Address of principal executive offices)                             (ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class            Name of each exchange on which
                  to be so registered            each class is to be registered
                  ----------------------     ----------------------------------
                  Common Stock,                         American Stock Exchange
                  par value $0.01 per share

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]
         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                                     Not Applicable
                                                    (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                     Not Applicable
                                                    (Title of class)




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Item 1. Description of Registrant's Securities to be Registered
        -----------------------------------------------------------------
        Incorporated herein by reference to the "Description of Capital Stock" section of Exhibit (a)(1) to Schedule 13E-4, the Issuer Tender
        Offer Statement, as filed by Advanced Medical, Inc. with the Securities and Exchange Commission on April 21, 1995.


Item 2.           Exhibits
                  ----------

Exhibit
Number            Description
----------        --------------

1.1              Specimen certificate for Registrant's Common Stock.

2.1 Certificate of Incorporation of Advanced Medical, Inc. and form of Certificate of Incorporation of Advanced Medical, Inc., as amended.(Incorporated herein by reference to Exhibit 3.1(a) to the Prospectus/Joint Proxy Statement, dated March 3, 1989, of Fidata Corporation, Advanced Medical, Inc. and Controlled Therapeutics Corporation included and forming part of the Registration Statement on Form S-4 of Advanced Medical, Inc. (the "Prospectus/Joint Proxy Statement")).

2.2 Bylaws of Advanced Medical, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1(b) to the Prospectus/Joint Proxy Statement.)

2.3 Amendments to Articles First and Fourth of the Restated Certificate of Incorporation of Advanced Medical, Inc. (Incorporated herein by reference to Exhibits A and B to Advanced Medical, Inc.'s Proxy Statement, dated August 15, 1990, for its Special Meeting of Stockholders held on September 7, 1990).

2.4 Amendment to Article Fourth of the Restated Certificate of Incorporation of Advanced Medical, Inc. (Incorporated herein by reference to Annex III to Advanced Medical, Inc.'s Proxy Statement, dated July 25, 1994, for its Special Meeting of Stockholders held on August 11, 1994).



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                                                     SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934,the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated: August 23, 1999                                     ALARIS Medical, Inc.


                                     By:    /s/ William C. Bopp
                                     ------------------------------
                                     Vice President and Chief Financial Officer































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                                                 INDEX TO EXHIBITS


Exhibit
Number            Description
----------        --------------

1.1              Specimen certificate for Registrant's Common Stock.

2.1 Certificate of Incorporation of Advanced Medical, Inc. and form of Certificate of Incorporation of Advanced Medical, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1(a) to the Prospectus/Joint Proxy Statement, dated March 3, 1989, of Fidata Corporation, Advanced Medical, Inc. and Controlled Therapeutics Corporation included and forming part of the Registration Statement on Form S-4 of Advanced Medical, Inc. (the "Prospectus/Joint Proxy Statement")).

2.2 Bylaws of Advanced Medical, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1(b) to the Prospectus/Joint Proxy Statement.)

2.3 Amendments to Articles First and Fourth of the Restated Certificate of Incorporation of Advanced Medical, Inc. (Incorporated herein by reference to Exhibits A and B to Advanced Medical, Inc.'s Proxy Statement, dated August 15, 1990, for its Special Meeting of Stockholders held on September 7, 1990).

2.4 Amendment to Article Fourth of the Restated Certificate of Incorporation of Advanced Medical, Inc. (Incorporated herein by reference to Annex III to Advanced Medical, Inc.'s Proxy Statement, dated July 25, 1994, for its Special Meeting of
                  Stockholders held on August 11, 1994).





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